EXHIBIT 5.1

July 20, 2009	File No: 03488-046
CVB Financial Corp.
701 N. Haven Avenue, Suite 350
Ontario, California 91764
Re:       Registration Statement on Form S-1
Ladies and Gentlemen:
     We are acting as counsel to CVB Financial Corp., a California corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, and all amendments thereto (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “SEC”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the proposed issuance and sale by the Company of up to $135 million of the Company’s common stock, no par value, which includes the amount which may be offered to cover over-allotments, if any, pursuant to an underwriters’ over-allotment option (collectively, the “Common Stock” and all the transactions contemplated by the offering of the Common Stock, the “Offering”) pursuant to an underwriting agreement to be entered into by and among the Company, on the one hand, and Keefe, Bruyette & Woods, Inc., and Sandler O’Neill & Partners, L.P., on the other hand, on behalf of themselves and the several Underwriters named therein. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Statement.
     We have examined or considered originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation of the Company, as amended and as in effect on and as of the date hereof, the Bylaws of the Company, as amended and as in effect on and as of the date hereof, the Registration Statement, records of relevant corporate proceedings with respect to the Offering and such other documents, instruments and corporate records as we have deemed necessary or appropriate for the expression of the opinions contained herein. We have also reviewed the Registration Statement to be filed with the SEC with respect to the Common Stock.
     In connection with our representation of the Company, and as a basis for the opinion herein, we have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined. We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.
     On the basis of the foregoing, we are of the opinion that the Common Stock has been duly authorized and when issued and delivered against payment therefor as contemplated in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.
11355 West Olympic Boulevard, Los Angeles, California 90064-1614 Telephone: 310.312.4000 Fax: 310.312.4224
Albany | Los Angeles | New York | Orange County | Palo Alto | Sacramento | San Francisco | Washington, D.C.

CVB Financial Corp.
July 20, 2009

     The law covered by this opinion is limited to the current laws of the State of California and to present judicial interpretations thereof, and to facts as they presently exist. Our opinions and statements expressed herein are limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein.
     Further, the opinions and statements contained in this letter (i) are given as of the date of this letter, and we hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinions or statements with respect to any matter set forth in this letter, and (ii) are rendered exclusively for your benefit solely in connection with the consummation of the transactions contemplated by the Registration Statement, and may not be relied upon by any other person, including any of your transferees, for any purpose.
     We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and the use of our name therein under the caption “Legal Matters.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC adopted under the Act.

Very truly yours,
/s/ Manatt, Phelps & Phillips, LLP
Manatt, Phelps & Phillips, LLP